Exhibit 25.8

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)  ☐

U.S. BANK TRUST NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

41-1973763

I.R.S. Employer Identification No.

300 East Delaware Avenue, 8th Floor
Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Caroline Lee

U.S. Bank Trust National Association

100 Wall Street, Suite 1600

New York, NY 10005

Telephone (212) 361-2529

(Name, address and telephone number of agent for service)

UBS AG

(Exact name of obligor as specified in its charter)

Switzerland	98-0186363
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

Bahnhofstrasse 45, CH-8001 Zurich, Switzerland and
Aeschenvorstadt 1, CH-4051 Basel, Switzerland
(Address of principal executive offices)	(Zip Code)

Debt Securities

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	The Trustee is a Trustee under onother indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under other such other indentures.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

Exhibit 1.	A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 2.	A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 4.	A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Document 6 of Registration No. 333-113995.

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 7.	Report of Condition of the Trustee as of December 31, 2014, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 8th day of June, 2015.

U.S. BANK TRUST NATIONAL ASSOCIATION

By:	/s/ Caroline H. Lee
Name:	Caroline H. Lee
Title:	Assistant Vice President

Exhibit 7

U.S. Bank Trust National Association

Statement of Financial Condition

As of 12/31/2014

($000’s)

12/31/2014
Assets
Cash and Balances Due From Depository Institutions	$552,972
Securities	0
Federal Funds	0
Loans & Lease Financing Receivables	0
Fixed Assets	4
Intangible Assets	16,767
Other Assets	17,005

Total Assets	$586,748

Liabilities
Deposits	$0
Fed Funds	0
Treasury Demand Notes	0
Trading Liabilities	0
Other Borrowed Money	0
Acceptances	0
Subordinated Notes and Debentures	0
Other Liabilities	13,845

Total Liabilities	$13,845

Equity
Common and Preferred Stock	1,000
Surplus	466,570
Undivided Profits	105,333
Minority Interest in Subsidiaries	0

Total Equity Capital	$572,903

Total Liabilities and Equity Capital	$586,748